Exhibit 32.1


                         CERTIFICATION PURSUANT TO
                          18 U.S.C. SECTION 1350,
                          AS ADOPTED PURSUANT TO
               SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002



      In connection with the Quarterly Report of New Harvest Capital Corporation (the "Company") on Form 10-QSB for the period ended October 31, 2004, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Joseph L. Murphy, President, Chief Executive Officer and Chief Financial Officer of the Company certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:

     (1) The Report fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934; and

      (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.




December 15, 2004            /s/Joseph L. Murphy
                             -----------------------------------
                             Name:  Joseph L. Murphy
                             Title: Chief Executive Officer and
                                    Chief Financial Officer
                                    (Principal Executive Officer
                                     & Principal Financial Officer)



      This certification accompanies the Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.